Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the fiscal year ended June 30, 2006 of Bally Technologies, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert C. Caller, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.                 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act       of 1934; and

2.                 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  March 15, 2007

/s/ Robert C. Caller
Robert C. Caller
Executive Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.